 Exhibit 8.2

Pangaea Logistics Solutions Ltd.	Email jwilson@applebyglobal.com
109 Long Wharf, 2nd Floor
Newport, RI 02840	Direct Dial 1 441 298 3559

10 March 2015

Dear Sirs

Bermuda Office	Pangaea Logistics Solutions Ltd. (the “Company”)
Appleby (Bermuda)
Limited Canon's Court 22 Victoria Street PO Box HM 1179 Hamilton HM EX Bermuda Tel +1 441 295 2244 Fax +1 441 292 8666 applebyglobal.com

This opinion as to Bermuda law is addressed to you in connection with the filing of the Company’s Registration Statement on Form S-1 (File No. 333-201881)( the “Registration Statement”) as filed publicly with the U.S. Securities and Exchange Commission (the “Commission”) on 4 February 2015, as thereafter amended or supplemented.

For the purposes of this opinion we have examined and relied upon the Registration Statement together with such other documentation as we have considered requisite to this opinion ( “Documents”). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

Assumptions

In stating our opinion we have assumed:

Assumptions

In stating our opinion we have assumed:

	1.	the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

	2.	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

	3.	the genuineness of all signatures on the Documents;

	4.	the authority, capacity and power of each of the persons signing the Documents; and

	5.	that any factual statement made in any of the Documents are true, accurate and complete.

Appleby (Bermuda) Limited (the Legal Practice) is a limited liability company incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009. "Partner" is a title referring to a director, shareholder or an employee of the Legal Practice. A list of such persons can be obtained from your relationship partner.

Bermuda ¡ British Virgin Islands ¡ Cayman Islands ¡ Guernsey ¡ Hong Kong ¡ Isle of Man ¡ Jersey ¡ London ¡ Mauritius ¡ Seychelles ¡ Shanghai ¡ Zurich

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we confirm that the statements in the Registration Statement under the heading “Information with Respect to the Registrant - Tax Considerations - Bermuda Tax Considerations”, insofar as such information describes the provisions of the tax laws of Bermuda, constitute our opinion as to such laws.

Reservations

We have the following reservations:

6.	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

7.	Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

Disclosure

This opinion is given in connection with filing of the Registration Statement with the Commission and not for any other purpose except as may be required by law or regulatory authority. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company. We also consent to reference to our Firm under the caption “Information with Respect to the Registrant – Tax Considerations – Bermuda Tax Considerations” in the Registration Statement.

This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

Appleby (Bermuda) Limited

Bermuda ¡ British Virgin Islands ¡ Cayman Islands ¡ Guernsey ¡ Hong Kong ¡ Isle of Man ¡ Jersey ¡ London ¡ Mauritius ¡ Seychelles ¡ Shanghai ¡ Zurich